Exhibit 15.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-129374) pertaining to Baidu.com, Inc.’s 2000 Option Plan of our reports dated April 23, 2008, with respect to the consolidated financial statements of Baidu.com, Inc. and the effectiveness of internal control over financial reporting of Baidu.com, Inc., included in the Annual Report (Form 20-F) for the year ended December 31, 2007.

/s/ Ernst & Young Hua Ming

Beijing, The People’s Republic of China
June 5, 2008